Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated August 12, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Elizabeth Arden’s Annual Report on Form 10-K for the year ended June 30, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 13, 2014